EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                     As independent public accountants, we hereby consent to the inclusion in this registration statement on Form
  S-1 of our reports, which contained a captioned opinion dated May 15, 1996, on our audits of the consolidated financial statements of Super Wash, Inc. and Subsidiary and to all references to our firm included in this registration statement.


                                            ARTHUR ANDERSON LLP


 Chicago, Illinois
 September 26, 1996